UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): March 31, 2011

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 31, 2011, Cardium Therapeutics, Inc. (the “Company”) filed a press release presenting highlights and financial results for its fourth quarter and fiscal year ended December 31, 2010, and other recent developments, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein. The Company also reports that it filed an extension of time under Form 12b-25 with respect to the filing of its annual report on Form 10-K, as the Company is assessing with staff of the Division of Corporate Finance of the Securities and Exchange Commission the most appropriate accounting treatment for certain types of warrants issued by the Company, in particular whether or not these securities are most appropriately accounted for as equity pursuant to Accounting Standards Codification Section 815-40. A draft of the Annual Report on 10-K, which has been prepared consistent with the Company’s past accounting treatment is attached to this report as Exhibit 99.2 and incorporated by reference herein. These matters are further described in Item 1B of the attached text of our Annual Report on Form 10-K. The Company anticipates finalizing and filing its annual report on 10-K, with or without the corresponding non-cash adjustments referred to in Item 1B, pending final determination of the accounting issues.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release of Cardium issued on March 31, 2010.

99.2	Text of draft Annual Report on Form 10-K (excluding certain exhibits to be filed), pending application of final accounting determination for certain warrant classification and non-cash adjustments described in Item 1B of the report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: March 31, 2011	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer